                                                                     EXHIBIT 2.1






                         AGREEMENT AND PLAN OF EXCHANGE

                                      AMONG

                             eVENTURES GROUP, INC.,

                                       AND

              THE CONTRIBUTING PERSONS LISTED ON SCHEDULE 1 HERETO





















                                OCTOBER 19, 1999

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

ARTICLE  I.  DEFINITIONS..........................................................................................1

ARTICLE  II.  THE EXCHANGE........................................................................................2
         2.1. Exchange of Shares..................................................................................2
         2.2. Securities Law Matters..............................................................................2

ARTICLE  III.  REPRESENTATIONS AND WARRANTIES.....................................................................3
         3.1. Representations and Warranties of eVentures.........................................................3
                  3.1.1. Organization of eVentures and Merger Sub.................................................3
                  3.1.2. Capitalization...........................................................................3
                  3.1.3. Authority Relative to the Closing Documents..............................................3
         3.2. Representations and Warranties of Contributing Persons..............................................3
                  3.2.1. Authorization............................................................................3
                  3.2.2. Title to Assets..........................................................................3
                  3.2.3. No Other Interests.......................................................................3
                  3.2.4. Disclosure Letter........................................................................3

ARTICLE  IV.  ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES..................................................3
         4.1. Filing with Securities and Exchange Commission......................................................4
         4.2. Brokers or Finders..................................................................................4
         4.3. Termination of Stockholders Agreement...............................................................4

ARTICLE  V.  CLOSING DELIVERIES...................................................................................4
         5.1. The Closing.........................................................................................4
         5.2. Deliveries by eVentures.............................................................................4
                  5.2.1. Certified Resolutions....................................................................4
                  5.2.2. Charter Documents........................................................................4
                  5.2.3. Addendum to Registration Rights Agreement................................................4
                  5.2.4. Exchange Shares..........................................................................4
                  5.3. Deliveries by Contributing Persons.........................................................4
                  5.3.1. Corporate Approvals......................................................................4
                  5.3.2. Contributing Persons' Stock..............................................................5
                  5.3.3. Investment Letter........................................................................5
                  5.3.4. Letter of Transmittal....................................................................5
                  5.3.5. Addendum to Registration Rights Agreement................................................5
                  5.3.6. Termination of Stockholders Agreement....................................................5
                  5.3.7. e.Volve Options..........................................................................5
                  5.3.8. Escrow Letter............................................................................5
         5.4. Other Deliveries....................................................................................5
                  5.4.1. Payments to Robert Michel................................................................5
                  5.4.2. Life Insurance Policy of Kerry Rogers....................................................5
                  5.4.3. Payments to Carl Lovell..................................................................5
                  5.4.4. Payments to Lawrence Johnson.............................................................6
                  5.4.5. Payments to Bruce Voss...................................................................6
                  5.4.5. Remaining Agreements Unaltered...........................................................6

ARTICLE  VI.  SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION.....................................................6
         6.1. Representations to Survive Closing..................................................................6
         6.2. Remedies Cumulative.................................................................................6





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AGREEMENT AND PLAN OF EXCHANGE - PAGE i
eVENTURES GROUP, INC.



ARTICLE  VII.  MISCELLANEOUS......................................................................................6
         7.1. Notices.............................................................................................6
         7.2. Assignability and Parties in Interest...............................................................7
         7.3. Expenses............................................................................................7
         7.4. Governing Law.......................................................................................7
         7.5. Counterparts........................................................................................7
         7.6. Headings............................................................................................7
         7.7. Pronouns, Etc.......................................................................................7
         7.8. Complete Agreement..................................................................................7
         7.9. Modifications, Amendments and Waivers...............................................................7
         7.10. Severability.......................................................................................7



APPENDICES

DESCRIPTION

Appendix A                 Letter of Transmittal

Appendix B                 Investment Letter

Appendix C                 Registration Rights Agreement

Appendix D                 Termination of Stockholders Agreement

Appendix E                 Escrow Letter



SCHEDULES

DESCRIPTION

Schedule 1                 List of Contributing Persons; Contributed Assets and
                           Share Allocations

Schedule 5.4.1             List of Contracts Guaranteed by Robert Michel



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AGREEMENT AND PLAN OF EXCHANGE - PAGE ii
eVENTURES GROUP, INC.

                         AGREEMENT AND PLAN OF EXCHANGE

         THIS AGREEMENT AND PLAN OF EXCHANGE ("AGREEMENT") has been made and entered into as of this 19th day of October, 1999, among eVENTURES GROUP, INC., a Delaware corporation ("eVENTURES"), and the persons listed on Schedule 1 to this Agreement (collectively referred to as the "CONTRIBUTING PERSONS," whether one or more).

                                R E C I T A L S:

         A. The parties hereto desire to effect an exchange (the "EXCHANGE") pursuant to which the Contributing Persons will sell or contribute to eVentures securities in e.Volve Technology Group, Inc., a Nevada corporation formerly known as Orix Global Communications, Inc. ("e.VOLVE"), in exchange for the number of shares of common stock of eVentures, par value $0.00002 per share (the "eVENTURES STOCK"), to be issued by eVentures as set forth in Schedule 1 attached hereto.

         B. The respective Boards of Directors of eVentures and each Contributing Person that is a corporation or limited liability company have determined that it is in the best interests of each entity and its respective stockholders or members that the Exchange be consummated in the manner and on the terms and conditions set forth herein.

         C. The parties desire to effectuate the Exchange as a tax free reorganization for United States federal income tax purposes.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

                                   ARTICLE I.
                                   DEFINITIONS

         The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

         "ADDENDUM TO REGISTRATION RIGHTS AGREEMENT" shall mean the Addendum to Registration Rights Agreement in the form attached hereto as Appendix C.

         "AGREEMENT" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

         "CLOSING" shall mean the meeting of the parties at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

         "CLOSING DATE" shall mean such date as agreed in writing to by the parties on which the Closing occurs.

         "CLOSING DOCUMENTS" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

         "ENCUMBRANCE" shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership other than (a) liens for taxes not yet due and payable, or (b) liens that secure the ownership interests of lessors of equipment.

         "e.VOLVE COMMON STOCK" shall mean the shares of common stock of e.Volve.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.





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AGREEMENT AND PLAN OF EXCHANGE - PAGE 1
eVENTURES GROUP, INC.

         "INVESTMENT LETTER" shall mean the investment letter in the form attached hereto as Appendix B.

         "LETTER OF TRANSMITTAL" shall mean a letter of transmittal in the form attached hereto as Appendix A.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         Terms Defined in Other Sections. The following terms are defined elsewhere in this Agreement in the following Sections:


            Term                                                 Section
            ----                                                 -------

            Contributing Persons............................     Introduction
            Contributing Persons' Stock.....................     2.1
            eVentures.......................................     Introduction
            eVentures Stock.................................     Recitals
            e.Volve.........................................     Recitals
            Exchange........................................     Recitals
            Regulation D....................................     2.2
            Stockholders Agreement..........................     4.3

                                  ARTICLE II.
                                  THE EXCHANGE

         2.1. EXCHANGE OF SHARES. Subject to the terms and conditions of the Closing Documents, the Contributing Persons hereby sell, transfer and deliver to eVentures, to the extent owned by such Contributing Person, and eVentures hereby purchases and accepts, all of the capital stock described in Schedule 1 (collectively, the "CONTRIBUTING PERSONS' STOCK"), in exchange for the number of shares of eVentures Stock set forth in Schedule 1 attached hereto.

         2.2. SECURITIES LAW MATTERS. Each Contributing Person understands that the eVentures Stock to be issued and delivered to them pursuant to terms of this Agreement or the Exchange will not be registered under the Securities Act but will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act and/or Regulation D promulgated by the SEC thereunder ("REGULATION D"), and that eVentures is relying upon the truth and accuracy of the representations set forth in the Investment Letter delivered concurrently with the execution of this Agreement. Each certificate of eVentures Stock issued to each Contributing Person pursuant to terms of this Agreement shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION. FURTHER, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD UNDER RULE 144 PRIOR TO SEPTEMBER 21, 2001 OTHER THAN IN COMPLIANCE WITH THE REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 22, 1999.

         eVentures shall give instructions to its transfer agent consistent with the foregoing legend.


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AGREEMENT AND PLAN OF EXCHANGE - PAGE 2
eVENTURES GROUP, INC.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF EVENTURES. eVentures hereby represents and warrants to the Contributing Persons that:

              3.1.1. Organization of eVentures. eVentures is duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. eVentures has the full corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and the Closing Agreements to which it is a party.

              3.1.2. Capitalization. eVentures has an authorized capital stock consisting of 75,000,000 shares of common stock, par value $0.00002 per share, of which 39,426,610 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which 1,000 shares have been designated as Series A Convertible Preferred Stock and are issued and outstanding. All of the shares of eVentures Stock have been validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws.

              3.1.3. Authority Relative to the Closing Documents. eVentures has the requisite corporate power and authority to execute and deliver the Closing Documents and to consummate the Exchange. The execution and delivery of the Closing Documents by eVentures and the consummation by eVentures of the Exchange have been duly authorized by the Board of Directors of eVentures. No other corporate action on the part of eVentures is necessary to authorize the execution and delivery by eVentures of the Closing Documents or the consummation of the Exchange.

         3.2. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTING PERSON. Each Contributing Person on his or its own behalf, but not on behalf of the other Contribution Persons, hereby represents and warrants to eVentures that:

              3.2.1. Authorization. Each of the Contributing Persons has the requisite power and authority to execute and deliver the Closing Documents and to consummate the transactions.

              3.2.2. Title to Stock. Each Contributing Person has good and marketable title in and to the Contributing Person's Stock owned by each respective Contributing Person, free and clear of any Encumbrance.

              3.2.3. No Other Interests. For each Contributing Person, the Contributing Person's Stock includes all of the equity interests in, or options or other rights to acquire equity interests in, e.Volve held by such Contributing Person.

              3.2.4. Disclosure Letter. Each Contributing Person has reviewed and had the opportunity to discuss with his or her advisors the Exchange and the Disclosure Letter and other materials attached to the Investment Letter.

                                  ARTICLE IV.
               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         4.1. FILING WITH SECURITIES AND EXCHANGE COMMISSION. The parties recognize that eVentures may report the Exchange to the SEC on Form 8-K, and agree to cooperate in the preparation and filing of such report or any other filings to be filed with the SEC.

         4.2. BROKERS OR FINDERS. Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder's fee, advisory fee


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AGREEMENT AND PLAN OF EXCHANGE - PAGE 3
eVENTURES GROUP, INC.

or like payment from such other party based upon actions of the indemnifying party in connection with the Exchange.

         4.3. TERMINATION OF STOCKHOLDERS AGREEMENT. Each party acknowledges that, preceding the consummation of the Exchange, that certain Stockholders Agreement dated June 11, 1998 (as amended or extended, the "STOCKHOLDERS AGREEMENT") by and among e.Volve and various purchasers was terminated and certain of the Contributing Persons transferred a portion of their shares of capital stock of e.Volve to other Contributing Persons who are parties to this Agreement for cash consideration.

                                   ARTICLE V.
                               CLOSING DELIVERIES

         5.1. THE CLOSING. The Closing shall take place upon the execution of this Agreement by all parties and the delivery of the items to be delivered at Closing by each party hereto (unless such delivery has been waived by the party(ies) to have received such closing item), at the offices of Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201.

         5.2. DELIVERIES BY eVENTURES. eVentures hereby delivers to the Contributing Persons, as applicable, the following items:

              5.2.1. Certified Resolutions. Copies of the resolutions, certified by the Secretary or an Assistant Secretary of eVentures, as applicable, dated on or before the date hereof of the Board of Directors of eVentures authorizing the execution of this Agreement and the consummation of the transactions and other acts contemplated by this Agreement.

              5.2.2. Charter Documents. Copies of (a) the Certificate of Incorporation of eVentures (as amended), certified by the Secretary of State of the State of Delaware, (b) the Amended and Restated Bylaws of eVentures, certified by the Secretary or an Assistant Secretary of eVentures and (c) good standing certificates and certificates of existence from the Secretary of State of the State of Delaware, evidencing that eVentures is in existence and in good standing under the laws of the State of Delaware.

              5.2.3. Addendum to Registration Rights Agreement. The Addendum to Registration Rights Agreement in the form attached as Appendix C, executed by eVentures.

              5.2.4. Exchange Shares. The number of shares of eVentures Stock to be issued to such Contributing Person as set forth in Schedule 1, upon the delivery of the consideration to be provided by such Contributing Person set forth in Schedule 1.

         5.3. DELIVERIES BY CONTRIBUTING PERSONS. Each Contributing Person hereby delivers to eVentures the following items:

              5.3.1. Corporate Approvals. Copies of the resolutions of the Board of Directors of each Purchaser that is a corporation, dated on or before the date hereof, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated in connection therewith, in each case certified by the Secretary or an Assistant Secretary of each such Contributing Person.

              5.3.2. Contributing Persons' Stock. The Contributing Persons' Stock to be contributed by each Contributing Person as set forth on
         Schedule 1 attached hereto, together with the certificate evidencing such security and stock powers, duly endorsed, by each Contributing Person.

              5.3.3. Investment Letter. An Investment Letter executed by each Contributing Person.

              5.3.4. Letter of Transmittal. A Letter of Transmittal executed by each Contributing Person.

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AGREEMENT AND PLAN OF EXCHANGE - PAGE 4
eVENTURES GROUP, INC.

              5.3.5. Addendum to Registration Rights Agreement. An Addendum to Registration Rights Agreement executed by each Contributing Person.

              5.3.6. Termination of Stockholders Agreement. A Termination of Stockholders Agreement, in the form attached on Appendix D, executed by each Contributing Person.

              5.3.7. e.Volve Options. The Contributing Persons hereby agree that all option plans and convertible securities of e.Volve that remain unexercised as of the date hereof shall be terminated without any liability to e.Volve or eVentures or their respective directors, officers, agents or other representatives.

              5.3.8. Escrow Letter. An Escrow Letter in the form attached hereto as Appendix E executed by each Contributing Person.

         5.4. OTHER DELIVERIES. In connection with the Exchange, eVentures shall deliver the following items to the following persons:

              5.4.1. Payments to Robert Michel. To Robert Michel, the sum of $75,000 as complete settlement of any and all existing or future obligations of e.Volve to him under his employment agreement with e.Volve, other than unreimbursed expense amounts approved by management of eVentures incurred in the ordinary course of business through September 30, 1999; provided that the non-competition provisions of the employment agreement of Robert Michel will continue for the term of the employment agreement as if the same had not been prepaid. In addition, eVentures will indemnify and hold Robert Michel harmless from any loss associated with any contract or agreement of e.Volve that he has personally guaranteed and which is listed on Schedule 5.4.1, except to the extent such losses have been caused by or resulted from Robert Michel's intentional acts or gross negligence.

              5.4.2. Life Insurance Policy of Kerry Rogers. The key-man life insurance policies (including the ability to designate a new beneficiary) on the life of Kerry Rogers is hereby assigned to him (along with the requirement or obligation to pay future premiums, which Kerry Rogers hereby assumes). eVentures will execute any additional documents necessary to effect this assignment.

              5.4.3. Payments to Carl Lovell. To Carl Lovell, up to $175,000 in payment of amounts due and owing to him for legal fees from e.Volve, which Carl Lovell hereby represents and warrants satisfies all financial obligations owed by e.Volve to him. By his acceptance of this payment and the execution of this Agreement, Carl Lovell acknowledges and agrees that he is not entitled to receive any stock of e.Volve or eVentures (for past or future services rendered to e.Volve or eVentures).

              5.4.4. Payments to Lawrence Johnson. To Lawrence Johnson, up to $25,000 representing the amount of all past due legal fees owed by e.Volve to Lawrence Johnson. By his acceptance of this payment and the execution of this Agreement, Lawrence Johnson hereby represents and warrants that this payment satisfies all obligations owed by e.Volve to him.

              5.4.5. Payments to Bruce Voss. To Bruce Voss, the sum of $75,000 as complete settlement of any and all existing or future obligations of e.Volve to him under his employment agreement with e.Volve, other than unreimbursed expense amounts approved by management of eVentures incurred in the ordinary course of business through September 30, 1999; provided that the non-competition provisions of the employment agreement of Bruce Voss will continue for the term of the employment agreement as if the same had not been prepaid.

              5.4.6. Remaining Agreements Unaltered. Except as specifically provided herein, all other consulting and employment agreements and arrangements between e.Volve and any Contributing Person shall remain unaltered and in full force and effect (except for the termination of all stock option grants as specified in Section 5.3.7 above).


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AGREEMENT AND PLAN OF EXCHANGE - PAGE 5
eVENTURES GROUP, INC.

                                  ARTICLE VI.
                 SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

         6.1. REPRESENTATIONS TO SURVIVE CLOSING. The representations and warranties of eVentures and each Contributing Person contained herein or in any document furnished pursuant hereto shall survive the Closing of the Exchange. Each party acknowledges and agrees that, except as expressly set forth in this Agreement or any Closing Document, no party has made (and no party is relying on) any representation or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.

         6.2. REMEDIES CUMULATIVE. Persons or entities entitled to indemnification hereunder shall be entitled to such indemnification from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provisions at the same time or any other time.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed as follows:

              IF TO eVENTURES:

                  eVentures Group, Inc.
                  Attn:  Stuart Chasanoff
                  1601 Elm Street, Suite 4000
                  Dallas, Texas  75201
                  Tel:  214-720-160
                  Fax No.:  214-720-1612

              with copy to:

                  Arter & Hadden LLP
                  Attn:  Victor B. Zanetti, Esq.
                  1717 Main Street, Suite 4100
                  Dallas, Texas  75201
                  Fax No.:  214.741.7139

              IF TO THE CONTRIBUTING PERSONS:

              To the address set forth below each Contributing Person's name on
Schedule 1 hereto.

         7.2. ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.3. EXPENSES. Each party shall, except as otherwise specifically provided, bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Exchange.

         7.4. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Texas in connection with any action arising under or brought with respect to this Agreement.

         7.5. COUNTERPARTS. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.


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AGREEMENT AND PLAN OF EXCHANGE - PAGE 6
eVENTURES GROUP, INC.

         7.6. HEADINGS. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

         7.7. PRONOUNS, ETC. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or." The word "or" is disjunctive, but not necessarily exclusive.

         7.8. COMPLETE AGREEMENT. This Agreement, the Appendices and Schedules hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Exchange and, except as provided herein, supersede all previous negotiations, commitments and writings.

         7.9. MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.

         7.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Exchange is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Exchange is consummated to the extent possible.


                            [SIGNATURE PAGES FOLLOWS]


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AGREEMENT AND PLAN OF EXCHANGE - PAGE 7
eVENTURES GROUP, INC.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              eVENTURES GROUP, INC.



                              By:      /s/ Barrett Wissman
                                 ----------------------------------------------
                              Name:    BARRETT WISSMAN
                                   --------------------------------------------
                              Title:   President
                                    -------------------------------------------



         Executed by the following persons for the purposes of confirming the agreements set forth in Section 5.4:



/s/ Robert Michel
-----------------------------------
ROBERT MICHEL


/s/ Kerry Rogers
-----------------------------------
KERRY ROGERS



/s/Carl Lovell....
-----------------------------------
CARL LOVELL



/s/ Lawrence Johnson
-----------------------------------
LAWRENCE JOHNSON



/s/ Bruce Voss
-----------------------------------
BRUCE VOSS


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AGREEMENT AND PLAN OF EXCHANGE - PAGE 8
eVENTURES GROUP, INC.

SIGNATURE PAGE TO AGREEMENT AND PLAN OF EXCHANGE BY AND AMONG eVENTURES GROUP, INC. AND THE CONTRIBUTING PERSONS LISTED ON SCHEDULE 1 HERETO


                              CONTRIBUTING PERSONS:

                              /s/ Kerry Rogers
                              --------------------------------------------------
                              Name:  KERRY ROGERS
                                   ---------------------------------------------

                              /s/ Jack Higgins
                              --------------------------------------------------
                              Name:  Jack Higgins
                                   ---------------------------------------------

                              /s/ Robert Michel
                              --------------------------------------------------
                              Name:  ROBERT MICHEL
                                   ---------------------------------------------

                              /s/ Bruce Voss
                              --------------------------------------------------
                              Name:  BRUCE VOSS
                                   ---------------------------------------------

                              /s/ Eckley M. Keach
                              --------------------------------------------------
                              Name:  ECKLEY M. KEACH
                                   ---------------------------------------------

                              /s/ Richard M. Weese
                              --------------------------------------------------
                              Name:  Richard M. Weese
                                   ---------------------------------------------

                              /s/ Neal Matthews
                              --------------------------------------------------
                              Name:  NEAL MATTHEWS
                                   ---------------------------------------------

                              /s/ Carl Lovell
                              --------------------------------------------------
                              Name:  CARL LOVELL
                                   ---------------------------------------------

                              /s/ Susan Trimboli
                              --------------------------------------------------
                              Name:  SUSAN TRIMBOLI
                                   ---------------------------------------------

                              /s/ Oscar Goodman
                              --------------------------------------------------
                              Name:  OSCAR GOODMAN
                                   ---------------------------------------------

                              /s/ Lawrence Johnson
                              --------------------------------------------------
                              Name:  LAWRENCE JOHNSON
                                   ---------------------------------------------

                              /s/ Trevor L. Huffard
                              --------------------------------------------------
                              Name:  TREVOR L. HUFFARD
                                   ---------------------------------------------



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AGREEMENT AND PLAN OF EXCHANGE - PAGE 9
eVENTURES GROUP, INC.

                              /s/ Jeff Samsen
                              --------------------------------------------------
                              Name:  JEFF SAMSEN
                                   ---------------------------------------------

                              /s/ Elliott Broidy
                              --------------------------------------------------
                              Name:  ELLIOTT BROIDY
                                   ---------------------------------------------

                              /s/ Martina Quaglia
                              --------------------------------------------------
                              Name:  MARTINA QUAGLIA
                                   ---------------------------------------------

                              /s/ Robert Torricelli
                              --------------------------------------------------
                              Name:  ROBERT TORRICELLI
                                   ---------------------------------------------

                              /s/ Joseph F. DeMeo
                              --------------------------------------------------
                              Name:  JOSEPH F. DeMEO
                                   ---------------------------------------------

                              /s/ David Loglisci
                              --------------------------------------------------
                              Name:  DAVID LOGLISCI
                                   ---------------------------------------------


--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF EXCHANGE - PAGE 10 eVENTURES GROUP, INC.

                                   SCHEDULE 1

      LIST OF CONTRIBUTING PERSONS, CONTRIBUTED STOCK AND SHARE ALLOCATIONS



                                                                                    NUMBER OF SHARES OF COMMON STOCK,
                                                                                    PAR VALUE $0.00002 IN eVENTURES
                                                     STOCK CONTRIBUTED TO               GROUP, INC., RECEIVED BY
          NAMES OF CONTRIBUTING PERSONS              eVENTURES GROUP, INC.                CONTRIBUTING PERSON
          -----------------------------              ---------------------          ---------------------------------

1.             Kerry Rogers                       540 shares of stock in e.Volve             2,518,750 shares
               e.Volve Technology Group, Inc.
               1771 E. Flamingo Rd.
               Building B, Suite 200
               Las Vegas, NV  89119

2.             Jack Higgins                       152 shares of stock in e.Volve*            779,167 shares*
               3670 Rick Stratton Drive
               Las Vegas, NV  89120

3.             Robert Michel                      74 shares of stock in e.Volve              464,584 shares
               300 Doe Run Circle
               Las Vegas, NV  89102

4.             Bruce Voss                         46 shares of stock in e.Volve              364,584 shares
               2623 Vista Omada
               Newport Beach, CA  92660

5.             Eckley M. Keach                    46 shares of stock in e.Volve              191,667 shares
               Goodman & Keach
               520 S. 4th Street
               Las Vegas, NV  89101

6.             Richard M. Weese                   27 shares of stock in e.Volve              112,500 shares
               1488 Boulder Springs
               St. George, UT  84791

7.             Neal Matthews                      14 shares of stock in e.Volve              58,333 shares
               696 N. Northstar
               St. George, UT  84770

8.             Carl Lovell                        25 shares of stock in e.Volve              104,167 shares
               4 Crescent Drive
               Las Vegas, NV  89102

9.             Susan Trimboli                     5 shares of stock in e.Volve               20,833 shares
               9908 Barrier Reef Dr.
               Las Vegas, NV  89117

10.            Oscar Goodman                      45 shares of stock in e.Volve              187,500 shares
               Goodman & Keach
               520 S. 4th Street
               Las Vegas, NV  89101

11.            Lawrence Johnson                   25 shares of stock in e.Volve              104,167 shares
               22034 Arrowhead Lane
               Lake Forest, CA  92630



--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF EXCHANGE
SCHEDULE 1 - PAGE 1
eVENTURES GROUP, INC.


                                                                                    NUMBER OF SHARES OF COMMON STOCK,
                                                                                    PAR VALUE $0.00002 IN eVENTURES
                                                     STOCK CONTRIBUTED TO               GROUP, INC., RECEIVED BY
          NAMES OF CONTRIBUTING PERSONS              eVENTURES GROUP, INC.                CONTRIBUTING PERSON
          -----------------------------              ---------------------          ---------------------------------


12.            Trevor L. Huffard                  10 shares of stock in e.Volve              41,667 shares
               17 West 71st Street, Apt. 1B
               New York, NY  10023

13.            Jeff Samsen                        4 shares of stock in e.Volve               16,667 shares
               5 Bay Berry Road
               Armonk, NY  10504

14.            Elliott Broidy                     55 shares of stock in e.Volve              229,167 shares
               Broidy Capital Management
               1801 Century Park
               Los Angeles, CA  90067

15.            Martina Quaglia                    7 shares of stock in e.Volve               29,167 shares
               540 Brickell Key Drive
               Apt. 1807
               Miami, FL  33131

16.            Robert Torricelli                  2 shares of stock in e.Volve               8,333 shares
               c/o LONA VALMORO
               113 Dirksen
               Senate Office Building
               Washington, DC  20510

17.            Joseph F. DeMeo                    2 shares of stock in e.Volve               8,333 shares
               151 Wentworth Dr.
               Henderson, NV  89014

18.            David Loglisci                     10 shares of stock in e.Volve              41,667 shares
               235 Adams Street
               Apt. 15-J
               Brooklyn, NY  11201

19.            Infinity Funds or designees        111 shares of stock in e.Volve             550,000 shares*

                        Total                     1,200 shares of stock in e.Volve           5,831,253 shares




--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF EXCHANGE
SCHEDULE 1 - PAGE 2
eVENTURES GROUP, INC.

                                 SCHEDULE 5.4.1

                  LIST OF CONTRACTS GUARANTEED BY ROBERT MICHEL






--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF EXCHANGE
eVENTURES GROUP, INC.